Exhibit 99.1

Tower Group Reports Second Quarter Operating Earnings per Diluted Share of $0.63

Operating Earnings per Share Increased 23.5% Over 2010
Book Value per Share Up 3.1% in the Quarter, 8.5% since Second Quarter 2010
Annualized Operating ROE of 9.9% in the Quarter and 8.8% Year to Date

NEW YORK--(BUSINESS WIRE)--August 8, 2011--Tower Group, Inc. (NASDAQ: TWGP) today reported net income available to common shareholders of $24.1 million, or $0.58 per diluted share. Net income in the second quarter of 2010 was $25.6 million, or $0.58 per diluted share.

Operating income (1) increased by 14.7% to $26.0 million in the second quarter of 2011 from $22.6 million in the same quarter last year, while diluted operating earnings per share (1) increased by 23.5% to $0.63 per share from $0.51 per share. Operating income was impacted by severe weather-related claims in the second quarter: after-tax losses from these events amounted to $4.6 million or $0.11 per share. The storm losses added 1.8 points to the second quarter 2011 loss ratio for the combined segments. Tower reported no severe weather losses in the second quarter of 2010.

In October 2010, the Financial Accounting Standards Board issued new guidance concerning the accounting for costs associated with acquiring or renewing insurance contracts. Under the new guidance, only direct incremental costs associated with successful insurance contract acquisitions or renewals are deferrable. Tower adopted this guidance early, effective January 1, 2011, and has retrospectively adjusted its previously issued financial information, reducing previously reported diluted earnings per share for the second quarter 2010 by $0.05 per share.

Highlights (all figures compare second quarter 2011 results to the results for the same period in 2010 except as noted):

  Gross premiums written increased by 41.1% to $468.0 million.
  For the combined insurance segments, the net combined ratio rose slightly to 94.9% from 94.5% (Excluding the business that Tower manages on behalf of the Reciprocal Exchanges, the net combined ratio was 95.4% for the second quarter of 2011).
    The net loss ratio rose to 61.2% from 58.6%.
    The net expense ratio improved to 33.7% from 35.9%.
  Net investment income increased by 32.9% to $31.8 million.
  Book value per share was $26.01; during the quarter, Tower also paid cash dividends of $0.19 per share.
  Tower Group, Inc. stockholders’ equity was $1.1 billion as of June 30, 2011.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., said, “During the second quarter, we continued to show positive trends in our business by successfully executing our business strategies. Despite significant industry catastrophe losses and challenging market conditions, we were able to generate strong operating results during the quarter by maintaining underwriting and cost discipline and by profitably growing our business through acquisitions and new organic growth initiatives. We expect our operating results for the second half of the year to continue to improve as we leverage our expenses with higher premium volume resulting from the new growth initiatives and realize a lower loss ratio than we have in the first half of the year. Overall, we are pleased with our progress in executing our revamped business strategy to generate organic growth in profitable specialty markets while improving profitability in our existing commercial and personal lines units.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Gross premiums written	$467,984	$331,662	$857,532	$614,911
Net premiums written	428,995	292,442	789,013	539,735
Total commission and fee income	13,241	9,713	24,202	21,228
Net investment income	31,798	23,931	64,176	47,106
Net realized investment gains (losses)	(2,314)	5,166	5,046	5,906
Total revenues	436,255	311,777	866,749	615,253
Other expense	-	-	-	(466)
Net income attributable to Tower Group, Inc.	24,121	25,642	49,806	38,694
Earnings per share—Basic	$0.58	$0.58	$1.20	$0.87
Earnings per share—Diluted	$0.58	$0.58	$1.20	$0.86
Return on average equity	9.2%	10.6%	9.5%	8.0%

Combined Commercial and Personal Segments
Net premiums earned	$393,530	$272,967	$773,325	$541,013
Net loss ratio	61.2%	58.6%	62.2%	60.8%
Net expense ratio	33.7%	35.9%	34.1%	36.0%

Commercial Insurance Segment
Net premiums earned	$263,735	$230,144	$515,503	$463,575
Net loss ratio	63.2%	63.3%	64.2%	60.7%
Net expense ratio	30.6%	35.7%	31.7%	35.2%

Personal Insurance Segment
Net premiums earned	$129,795	$42,823	$257,822	$77,438
Net loss ratio	57.2%	32.9%	58.2%	61.6%
Net expense ratio	39.9%	36.9%	39.0%	40.8%

Reconciliation of non-GAAP financial measures:
Net income attributable to Tower Group, Inc.	$24,121	$25,642	$49,806	$38,694
Less: net realized gains (losses) on investments attributable to Tower Group, Inc.	(2,857)	5,166	5,380	5,906
Add: acquisition-related transaction costs (2)	-	(393)	(12)	(1,250)
Add: income tax effects on above items	1,000	(1,779)	(1,882)	(1,975)
Operating income attributable to Tower Group, Inc.	$25,978	$22,648	$46,320	$36,013

Operating earnings per share—Basic	$0.63	$0.51	$1.12	$0.81
Operating earnings per share—Diluted	$0.63	$0.51	$1.12	$0.80
Operating return on average equity	9.9%	9.4%	8.8%	7.5%

Second Quarter 2011 Highlights

Consolidated

Gross premiums written increased to $468.0 million in the second quarter, 41.1% higher than in the second quarter of 2010. Excluding programs, policies in-force increased by 78.1% as of June 30, 2011, compared to June 30, 2010. Most of the growth resulted from the acquisition of OneBeacon Personal Lines (OBPL) business at the beginning of the third quarter of 2010.

On a consolidated basis, Tower achieved overall premium increases of 1.7% across its renewed Commercial and Personal policies. The overall retention rate was 84.8% in the second quarter of 2011, up from 82.0% in the first quarter this year.

The net loss ratio was 61.2% for the three months ended June 30, 2011, compared to 58.6% for the same period in 2010. (Excluding the business Tower manages on behalf of the reciprocal exchanges, the net loss ratio was 62.4% for the second quarter of 2011.) Excluding the impact of severe weather related claims recorded in the second quarter 2011, the net loss ratio was 59.4% compared to 58.6% in 2010. In addition, the net loss ratio was unfavorably impacted by $3.3 million resulting from the partial settlement of a dispute regarding ceded reinsurance.

Tower’s net expense ratio, at 33.7% for the three months ended June 30, 2011, was an improvement from the 35.9% during the same period in 2010. (Excluding the business that Tower manages on behalf of the Reciprocal Exchanges, the net expense ratio was 33.0% for the second quarter of 2011.)

Net investment income increased 32.9% to $31.8 million for the three months ended June 30, 2011, up from $23.9 million for the same period in 2010. The tax equivalent investment yield of the company’s fixed maturity portfolio at amortized cost was 4.7% at June 30, 2011, compared to 5.2% at June 30, 2010. Net realized investment losses were $2.3 million for the three months ended June 30, 2011, compared to a gain of $5.2 million in the same period last year. The second quarter investment loss included other-than-temporarily impaired credit losses of $0.2 million, improving from $0.4 million of such losses in the second quarter of 2010.

Total commission and fee income increased 36.3% to $13.2 million in the second quarter of 2011 compared to $9.7 million in the second quarter of 2010.

Interest expense increased by $3.0 million for the three months ended June 30, 2011, compared to the same period in 2010.

Commercial Lines

Gross written premiums increased 12.9% in the second quarter 2011 compared to the same period in 2010. The growth was primarily due to the renewal rights transactions entered into in November 2010 and January 2011 for commercial automobile and workers compensation as well as new initiatives in Tower’s customized solutions and assumed reinsurance businesses.

For the three months ended June 30, 2011, premium on renewed Commercial Insurance business excluding programs increased 1.3% compared to the same period in 2010. The Commercial Insurance business renewal retention rate, excluding programs, was 77.4%, up from 74.8% in the first quarter of 2011.

Personal Lines

On a combined basis (including Tower Personal Insurance and business that is managed on behalf of the Exchanges), gross written premiums were $152.1 million in the second quarter, up from $51.9 million in the same period last year, mostly due to the acquisition of OBPL business at the beginning of the third quarter of 2010. Gross written premium of the Reciprocal Exchanges was $55 million, or roughly 36% of the total premium in the segment.

Premium on renewed personal lines policies increased 2.1%, on average, during the second quarter of 2011, while the retention rate rose to 86.5%, up from 83.8% in the first quarter of 2011.

Insurance Services

Insurance Services provides underwriting, claims, policy administration and reinsurance brokerage services to insurance companies, primarily the Reciprocal Exchanges which Tower consolidates in its financial statements, but does not own. Tower receives management fee income for the services provided to the Exchanges, which totaled $7.7 million in the second quarter of 2011. Tower does not bear underwriting risk on this business.

Additional Highlights and Disclosures

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on August 4, 2011, of $0.1875 per share payable on September 23, 2011, to stockholders of record as of September 12, 2011.

2011 Guidance

Due to the recently announced severe weather-related activity, Tower expects 2011 operating earnings per share to be at the lower end of its previously announced range of $2.70 to $2.90.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders' equity.

(2) For the three month period ended June 30, 2011, Tower recorded no acquisition-related transaction costs that were not deemed deductible for tax purposes compared to $0.4 million of acquisition-related transaction costs that were not deemed deductible for tax purposes for the three month period ended June 30, 2010. A tax rate of 35% was used for those acquisition-related transaction costs that were tax deductible.

Conference Call

Tower will host a conference call to discuss these results on Tuesday, August 9, at 9:00 a.m. ET. A PowerPoint slide presentation will accompany the prepared remarks, which Tower will post, along with a recording of the conference call, in the investor relations section of Tower Group, Inc.’s website at www.twrgrp.com. To listen, please visit the Investor Information section of www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and download any necessary audio software.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through a network of retail and wholesale agents and specialty business through program underwriting agents. Tower’s insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, visit Tower's website at http://www.twrgrp.com/

Tower has changed the presentation of its business results, beginning July 1, 2010, by allocating the personal insurance business previously reported in either the Brokerage Insurance or Specialty Business segments along with the newly acquired OBPL business to a new Personal Insurance segment and merged the commercial business previously reported in either the Brokerage Insurance or Specialty Business segments in a new Commercial Insurance segment.

Tower has retained its Insurance Services segment, which will include fees earned by management companies acquired as a part of the OBPL transaction. This change in presentation reflects the way management organizes the segments for making operating decisions and assessing profitability subsequent to the OBPL acquisition. This has resulted in the reporting of three operating segments. The prior period segment disclosures have been restated to conform to the current presentation. Following the change in presentation described above, Tower now operates three business segments:

Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and

Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Premiums earned
Gross premiums earned	$445,837	$320,937	$869,760	$642,756
Less: ceded premiums earned	(52,307)	(47,970)	(96,435)	(101,743)
Net premiums earned	393,530	272,967	773,325	541,013
Ceding commission revenue	10,655	8,453	18,836	18,641
Policy billing fees	2,659	1,010	4,837	1,781
Total revenues	406,844	282,430	796,998	561,435
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	253,065	190,280	511,191	387,230
Less: ceded loss and loss adjustment expenses	(12,219)	(30,412)	(30,169)	(58,025)
Net loss and loss adjustment expenses	240,846	159,868	481,022	329,205
Underwriting expenses
Direct commission expense	76,568	58,551	152,916	116,474
Other underwriting expenses	69,315	48,788	134,468	98,791
Total underwriting expenses	145,883	107,339	287,384	215,265
Underwriting profit	$20,115	$15,223	$28,592	$16,965

Key Measures
Premiums written
Gross premiums written	$467,984	$331,662	$857,532	$614,911
Less: ceded premiums written	(38,989)	(39,220)	(68,519)	(75,176)
Net premiums written	$428,995	$292,442	$789,013	$539,735

Calendar Year Loss Ratios
Gross	56.8%	59.3%	58.8%	60.2%
Net	61.2%	58.6%	62.2%	60.8%
Underwriting Expense Ratios
Gross	32.1%	33.1%	32.5%	33.2%
Net	33.7%	35.9%	34.1%	36.0%
Combined Ratios
Gross	88.9%	92.4%	91.3%	93.4%
Net	94.9%	94.5%	96.3%	96.8%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues
Premiums earned
Gross premiums earned	$285,978	$274,102	$562,529	$552,730
Less: ceded premiums earned	(22,243)	(43,958)	(47,026)	(89,155)
Net premiums earned	263,735	230,144	515,503	463,575
Ceding commission revenue	4,710	9,428	8,728	18,570
Policy billing fees	1,114	710	1,878	1,290
Total revenues	269,559	240,282	526,109	483,435
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	161,741	174,920	343,435	337,510
Less: ceded loss and loss adjustment expenses	4,856	(29,151)	(12,348)	(55,981)
Net loss and loss adjustment expenses	166,597	145,769	331,087	281,529
Underwriting expenses
Direct commission expense	49,770	50,711	100,248	100,716
Other underwriting expenses	36,863	41,501	73,613	82,365
Total underwriting expenses	86,633	92,212	173,861	183,081
Underwriting profit	$16,329	$2,301	$21,161	$18,825

Key Measures
Premiums written
Gross premiums written	$315,866	$279,767	$578,878	$527,279
Less: ceded premiums written	(20,345)	(34,882)	(32,236)	(62,957)
Net premiums written	$295,521	$244,885	$546,642	$464,322

Calendar Year Loss Ratios
Gross	56.6%	63.8%	61.1%	61.1%
Net	63.2%	63.3%	64.2%	60.7%
Underwriting Expense Ratios
Gross	29.9%	33.4%	30.6%	32.9%
Net	30.6%	35.7%	31.7%	35.2%
Combined Ratios
Gross	86.5%	97.2%	91.7%	94.0%
Net	93.8%	99.0%	95.9%	95.9%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended June 30,
	2011
		Reciprocal
	Tower	Exchanges	Total	2010
Revenues
Premiums earned
Gross premiums earned	$96,156	$63,703	$159,859	$46,835
Less: ceded premiums earned	(17,101)	(12,963)	(30,064)	(4,012)
Net premiums earned	79,055	50,740	129,795	42,823
Ceding commission revenue	4,414	1,531	5,945	(975)
Policy billing fees	1,398	147	1,545	300
Total revenues	84,867	52,418	137,285	42,148
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	58,363	32,961	91,324	15,360
Less: ceded loss and loss adjustment expenses	(10,990)	(6,085)	(17,075)	(1,261)
Net loss and loss adjustment expenses	47,373	26,876	74,249	14,099
Underwriting expenses
Direct commission expense	20,333	6,465	26,798	7,840
Other underwriting expenses	17,811	14,641	32,452	7,287
Total underwriting expenses	38,144	21,106	59,250	15,127
Underwriting profit	$(650)	$4,436	$3,786	$12,922

Key Measures
Premiums written
Gross premiums written	$97,085	$55,033	$152,118	$51,895
Less: ceded premiums written	(8,741)	(9,903)	(18,644)	(4,338)
Net premiums written	$88,344	$45,130	$133,474	$47,557

Calendar Year Loss Ratios
Gross	60.7%	51.7%	57.1%	32.8%
Net	59.9%	53.0%	57.2%	32.9%
Underwriting Expense Ratios
Gross	38.2%	32.9%	36.1%	31.7%
Net	40.9%	38.3%	39.9%	36.9%
Combined Ratios
Gross	98.9%	84.6%	93.2%	64.5%
Net	100.8%	91.3%	97.1%	69.8%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Six Months Ended June 30,
	2011
		Reciprocal
	Tower	Exchanges	Total	2010
Revenues
Premiums earned
Gross premiums earned	$191,499	$115,732	$307,231	$90,026
Less: ceded premiums earned	(29,675)	(19,734)	(49,409)	(12,588)
Net premiums earned	161,824	95,998	257,822	77,438
Ceding commission revenue	7,214	2,894	10,108	71
Policy billing fees	2,668	291	2,959	491
Total revenues	171,706	99,183	270,889	78,000
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	111,278	56,478	167,756	49,720
Less: ceded loss and loss adjustment expenses	(11,947)	(5,874)	(17,821)	(2,044)
Net loss and loss adjustment expenses	99,331	50,604	149,935	47,676
Underwriting expenses
Direct commission expense	35,629	17,039	52,668	15,758
Other underwriting expenses	34,182	26,673	60,855	16,426
Total underwriting expenses	69,811	43,712	113,523	32,184
Underwriting profit	$2,564	$4,867	$7,431	$(1,860)

Key Measures
Premiums written
Gross premiums written	$175,804	$102,850	$278,654	$87,632
Less: ceded premiums written	(19,191)	(17,092)	(36,283)	(12,219)
Net premiums written	$156,613	$85,758	$242,371	$75,413

Calendar Year Loss Ratios
Gross	58.1%	48.8%	54.6%	55.2%
Net	61.4%	52.7%	58.2%	61.6%
Underwriting Expense Ratios
Gross	35.1%	37.5%	36.0%	35.2%
Net	37.0%	42.2%	39.0%	40.8%
Combined Ratios
Gross	93.2%	86.3%	90.6%	90.4%
Net	98.4%	94.9%	97.2%	102.4%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue
Management fee income	$7,704	$-	$14,399	$-
Other revenue	(73)	250	529	806
Total revenue	7,631	250	14,928	806
Expenses
Other expenses	4,977	419	10,018	791
Total expenses	4,977	419	10,018	791
Insurance services pre-tax income	$2,654	$(169)	$4,910	$15

Tower Group, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
($ in thousands, except par value and share amounts)	2011	2010
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $2,059,101 and $1,968,670)	$2,145,114	$2,041,557
Equity securities (cost of $93,449 and $91,218)	93,677	90,317
Short-term investments (cost of $4,998 and $1,560)	4,998	1,560
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $292,287 and $338,494)	299,554	341,054
Equity securities (cost of $1,965 and $0)	2,364	-
Total investments	2,545,707	2,474,488
Cash and cash equivalents (includes $23,159 and $2,796 relating to Reciprocal Exchanges)	60,412	102,877
Investment income receivable (includes $2,645 and $3,021 relating to Reciprocal Exchanges)	25,858	23,562
Premiums receivable (includes $38,757 and $53,953 relating to Reciprocal Exchanges)	385,820	387,584
Reinsurance recoverable on paid losses (includes $3,380 and $2,167 relating to Reciprocal Exchanges)	26,439	18,214
Reinsurance recoverable on unpaid losses (includes $15,259 and $15,092 relating to Reciprocal Exchanges)	278,878	282,682
Prepaid reinsurance premiums (includes $14,040 and $17,919 relating to Reciprocal Exchanges)	49,711	77,627
Deferred acquisition costs, net (includes $15,473 and $18,206 relating to Reciprocal Exchanges)	167,496	164,123
Deferred income taxes (includes $0 and $788 relating to Reciprocal Exchanges)	-	2,245
Intangible assets (includes $5,171 and $5,504 relating to Reciprocal Exchanges)	119,370	123,820
Goodwill	250,103	250,103
Other assets (includes $6,361 and $5,808 relating to Reciprocal Exchanges)	304,298	230,405
Total assets	$4,214,092	$4,137,730
Liabilities
Loss and loss adjustment expenses (includes $167,163 and $175,023 relating to Reciprocal Exchanges)	$1,584,699	$1,610,421
Unearned premium (includes $102,942 and $123,949 relating to Reciprocal Exchanges)	859,798	872,026
Reinsurance balances payable (includes $2,634 and $3,402 relating to Reciprocal Exchanges)	19,787	35,037
Funds held under reinsurance agreements	101,548	93,153
Other liabilities (includes $13,824 and $9,384 relating to Reciprocal Exchanges)	153,014	84,989
Deferred income taxes (includes $3,979 and $0 relating to Reciprocal Exchanges)	15,871	-
Debt	375,560	374,266
Total liabilities	3,110,277	3,069,892
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 46,398,451 and 45,742,342 shares issued, and 41,231,039 and 41,485,678 shares outstanding)	464	457
Treasury stock (5,167,412 and 4,256,664 shares)	(113,409)	(91,779)
Paid-in-capital	768,441	763,064
Accumulated other comprehensive income	55,744	48,883
Retained earnings	361,327	324,376
Tower Group, Inc. stockholders' equity	1,072,567	1,045,001
Noncontrolling interests - Reciprocal Exchanges	31,248	22,837
Total stockholders' equity	1,103,815	1,067,838
Total liabilities and stockholders' equity	$4,214,092	$4,137,730

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Revenues
Net premiums earned	$393,530	$272,967	$773,325	$541,013
Ceding commission revenue	10,655	8,453	18,836	18,641
Insurance services revenue	(73)	250	529	806
Policy billing fees	2,659	1,010	4,837	1,781
Net investment income	31,798	23,931	64,176	47,106
Net realized investment gains (losses)
Other-than-temporary impairments	(210)	(2,836)	(378)	(8,982)
Portion of loss recognized in other comprehensive income	-	2,505	24	5,720
Other net realized investment gains (losses)	(2,104)	5,497	5,400	9,168
Total net realized investment gains (losses)	(2,314)	5,166	5,046	5,906
Total revenues	436,255	311,777	866,749	615,253
Expenses
Loss and loss adjustment expenses	240,846	159,868	481,022	329,205
Direct and ceding commission expense	76,210	58,619	152,813	116,664
Other operating expenses	69,749	49,741	136,088	100,749
Acquisition-related transaction costs	-	393	12	1,250
Interest expense	8,257	5,214	16,357	10,095
Total expenses	395,062	273,835	786,292	557,963
Other income (expense)
Other expense	-	-	-	(466)
Income before income taxes	41,193	37,942	80,457	56,824
Income tax expense	12,877	12,300	25,635	18,130
Net income	$28,316	$25,642	$54,822	$38,694
Less: Net income attributable to Reciprocal Exchanges	4,195	-	5,016	-
Net income attributable to Tower Group, Inc.	$24,121	$25,642	$49,806	$38,694
Net income	$28,316	$25,642	$54,822	$38,694
Gross unrealized investment holding gains arising during periods	25,731	19,463	24,406	43,274
Gross unrealized gains (losses) on interest rate swaps	(4,583)	-	(3,645)	-
Less: Reclassification adjustment for gains (losses) included in net income	2,314	(5,166)	(5,046)	(5,906)
Income tax (expense) related to items of other comprehensive income	(8,218)	(5,485)	(5,459)	(13,079)
Comprehensive income	$43,560	$34,454	$65,078	$62,983
Less: Comprehensive income attributable to Reciprocal Exchanges	2,580	-	3,395	-
Comprehensive income attributable to Tower Group, Inc.	40,980	34,454	61,683	62,983
Earnings per share attributable to Tower stockholders:
Basic	$0.58	$0.58	$1.20	$0.87
Diluted	$0.58	$0.58	$1.20	$0.86
Weighted average common shares outstanding:
Basic	41,303	44,330	41,404	44,706
Diluted	41,395	44,515	41,518	44,900
Dividends declared and paid per common share	$0.19	$0.07	$0.32	$0.14

CONTACT:
Tower Group, Inc.
Bill Hitselberger, 212-655-2110
Executive Vice President and Chief Financial Officer
bhitselberger@twrgrp.com